UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2007

MARKWEST HYDROCARBON, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

See Item 4.02(a).

This information, including exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to this Form 8-K in such a filing.

Item 4.02(a).  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 30, 2007, MarkWest Hydrocarbon (the “Company”) and its Audit Committee, determined that previously issued consolidated financial statements for the years ended December 31, 2006 and 2005, including the quarters therein, and the quarters ended March 31 and June 30, 2007 should be restated to correct an error in accounting for certain revenue arrangements in the East Texas business segment of MarkWest Energy Partners, a wholly-owned subsidiary of the Company.  Accordingly, the Audit Committee of the Company concluded that the consolidated financial statements for such periods should not be relied upon.  The restatement involves transactions in which the Company has determined it acted as a principal instead of an agent, thereby giving rise to accounting for revenue from such activities on a gross rather than net basis.  The Company arrived at this decision after an extensive review of its accounting for revenue arrangements consistent with the guidance in Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent.

The restatements will be reflected in a Form 10-K/A for the year ended December 31, 2006 and Form 10-Q/As for the two interim quarters during 2007, which the Company intends to file shortly after the filing of this report.

While this misstatement of revenue and expenses within the consolidated statements of operations does not affect net income, earnings per unit, distributable cash flow, the consolidated statements of stockholders’ equity or consolidated balance sheets, the Audit Committee of the board of directors and management determined that the misstatement required a restatement of the consolidated statements of operations.  This reclassification has the effect of increasing the amounts included in the revenue line item “Unaffiliated parties” and increasing, by the same amount, the amounts included in “Purchased product costs”.

The Company’s management and the Audit Committee have discussed with Deloitte & Touche LLP, who serves as the Company’s current independent registered public accounting firm, the matters disclosed in this Form 8-K.

The following tables present the impact of the restatement on the affected line items of the Condensed Consolidated Statements of Operations for the periods presented (in thousands):

	Three months ended June 30, 2007		Six months ended June 30, 2007
	As Previously Reported	Restated	As Previously Reported	Restated
Revenue	$162,980	$184,875	$324,468	$362,586
Purchased product costs	109,507	131,402	213,714	251,832
Income from Operation	2,717	2,717	14,852	14,852

	Three months ended June 30, 2006		Six months ended June 30, 2006
	As Previously Reported	Restated	As Previously Reported	Restated
Revenue	$173,294	$186,141	$413,154	$436,785
Purchased product costs	116,523	129,370	298,151	321,782
Income from Operation	17,566	17,566	39,521	39,521

	Three months ended March 31, 2007		Three months ended March 31, 2006
	As Previously Reported	Restated	As Previously Reported	Restated
Revenue	$161,488	$177,711	$239,860	$250,644
Purchased product costs	104,207	120,430	181,628	192,412
Income from Operation	12,135	12,135	21,955	21,955

	Three months ended September 30, 2006		Nine months ended September 30, 2006
	As Previously Reported	Restated	As Previously Reported	Restated
Revenue	$206,237	$220,137	$619,391	$656,922
Purchased product costs	108,036	121,936	406,187	443,718
Income from Operation	52,113	52,113	91,634	91,634

The following table presents the effect of the restatement on affected line items of the Consolidated Statements of Operations for the years ending December 31 (in thousands):

	Three months ended December 31, 2006		Year ended December 31, 2006
	As Previously Reported	Restated	As Previously Reported	Restated
Revenue	$166,331	$182,759	$785,722	$839,681
Purchased product costs	106,140	122,568	512,327	566,286
Income from Operation	14,161	14,161	105,795	105,795

	Year ended December 31, 2005
	As Previously Reported	Restated
Revenue	$714,177	$756,183
Purchased product costs	583,084	625,090
Income from Operation	21,521	21,521

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

99.1

Press release dated October 31, 2007, announcing restatement of certain prior periods with no change to the balance sheet, income from operations, or net income.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: October 31, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer